Exhibit 4.27

Supplementary Agreement of Capital Increase Agreement

in respect of

Yao Fang Information Technology (Shanghai) Co., Ltd.

Dated August 26, 2020

This Supplementary Agreement of Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd. (this “Supplementary Agreement”) is made in Shanghai as of August 26, 2020 by and among:

A.        Yao Fang Information Technology (Shanghai) Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 913101150747824207 and registered address is at Room 805, Tower B, Building 1#, No. 977 Shangfeng Road, Tangzhen, Pudong New Area, Shanghai (the “Company” or “Yao Fang Shanghai”);

B.        Yao Wang Corporation Limited (company number: 1918271), a limited company duly incorporated and validly existing under the laws of Hong Kong, China, whose registered address is at Unit 402, 4th Floor, Fairmont House, No. 8 Cotton Tree Drive, Admiralty, Hong Kong (the “Existing Shareholder” or “Yao Wang”);

C.        Ningbo Youkai Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91330225MA283KBGX3 and registered address is at 3/F, northeast of Zhaohui Road and Changming Road, Xizhou Town, Xiangshan County, Zhejiang (“Youkai”);

D.        Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310000MA1FL5U017 and registered address is at 2A, Building 1#, No. 9 Zhenning Road, Changning District, Shanghai (the “SOE Reform Fund”);

E.        Ningbo Liangji Industrial Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 913302825839883985 and registered address is at 30 & 32, Sanhai Road, East Zone, Guanhaiwei Town Industrial Park, Cixi, Zhejiang (“Liangji”);

F.         Zhenjiang Huixin Equity Investment Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91321102MA21QR306J and registered address is at Room 301, Building 2#, Cloud Times Square, No. 259 Miaojiawan Road, Zhengdonglu Street, Jingkou District, Zhenjiang (“Huixin”);

G.        Hezhou Hongshi Equity Investment Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91451100MA5NH9YN91 and registered address is at No. 1 Tianhe Avenue, Hezhou Eco-Industrial Park, Guangxi (“Hongshi”);

H.        Shanghai Yaoxing Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310115MA1HBBND7J and registered address is at 1/F, Building 1#, No. 977 Shangfeng Road, Pudong New Area, Shanghai (“Yaoxing”);

I.         Shanghai Yaoshu Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310115MA1HBBGY4Q and registered address is at 1/F, Building 1#, No. 977 Shangfeng Road, Pudong New Area, Shanghai (“Yaoshu”); and

J.         Xinjiang Junying Hongyin Investment Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91650100MA77W62Q2L and registered address is at Room 702, 7/F, Weixing Plaza, No. 473 Weixing Road, Urumqi Economic & Technological Development Zone, Xinjiang (“Junying”).

Each of Youkai, the SOE Reform Fund, Liangji, Huixin, Hongshi, Yaoxing, Yaoshu and Junying is referred to herein individually as an “Investor” and collectively as the “Investors”, and each of Yao Fang Shanghai, Yao Wang and the Investors is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.         The Parties of this Supplementary Agreement have signed the Capital Increase Agreement on August 10, 2020 (“Capital Increase Agreement”), according to the terms and conditions of which the Investors have subscribed RMB82,479,371.31 of the Company’s Newly Increased Registered Capital at the total price of RMB419,820,000.

2.         After the Completion of the Capital increase, the registered capital of Yao Fang Shanghai shall change from USD250,000,000 into RMB1,719,940,427.47, of which, Yao Wang shall hold 95.2046% of the shares of the Company, and the Investors shall hold 4.7954% of the shares of the Company in aggregate.

The Parties hereby agree to sign this Supplementary Agreement and further agree as follows:

1.     The Article 6.8 (Right of redemption) of Capital Increase Agreement shall be amended as below:

(1)       If the Company fails to achieve a Qualified IPO prior to the Expected Date of IPO, from the date immediately following the Expected Date of IPO or such later date as agreed pursuant to Section 6.7, each Investor shall have the right to request the Yao Wang (to the extent permitted by the PRC Laws) to redeem all or part of the shares held by it in the Company then (“Sale Shares”) at such price and in such manner as set forth in Section 6.8(2), provided that such Investor shall deliver a written notice of redemption to the Company at least ninety (90) days in advance, so that the Company will have sufficient time to arrange such redemption. The Company shall assume the liability for guaranteeing the performance of such obligation of redemption by Yao Wang.

(2)       The price to be paid by the Company for the Sale Shares pursuant to Section 6.8(1) shall be equal to the price paid by such Investor in the Capital Increase, i.e. RMB5.09 for each RMB1 of the registered capital, plus interest at the rate of 6% per annum (simple interest). If the redemption occurs at any date that is not an anniversary of the Completion Date, the interest shall be calculated on the basis of the actual period in which such Investor holds the shares of the Company.

2.     Confidentiality

Without the prior written consent of the other parties to this Supplementary Agreement, neither party in this Supplementary Agreement shall and shall require its respective affiliates, consultants and their respective representatives not to disclose this Supplementary Agreement and any of its terms to any third party, unless (i) as required by the applicable laws, rules of the stock exchange on which the shares of any Party are listed or any competent government authority; or (ii) to the representatives or consultant of a Party who need to know such information provided that such representatives or consultant have undertaken to comply with the provisions.

3.     Governing Law and Dispute Resolution

3.1   The formation, validity, execution, interpretation and dispute resolution in respect of this Supplementary Agreement shall be governed by the PRC Laws.

3.2   Any dispute arising out of or in connection with this Supplementary Agreement, or any breach, termination or invalidity of this Supplementary Agreement, shall be submitted to the Shanghai International Arbitration Center (“SHIAC”), for settlement by arbitration in Shanghai in accordance with the arbitration rules of the SHIAC in force when the arbitration notice is submitted. The language of arbitration shall be Chinese. The arbitration award made by the tribunal shall be final and binding upon the Parties.

4.     Miscellaneous

4.1   This Supplementary Agreement shall take effect on the date it is executed by the Parties and constitute an integral part of the Capital Increase Agreement. In case this Supplementary Agreement is inconsistent with the Capital Increase Agreement, this Supplementary Agreement shall prevail. Any other matters not stipulated in this Supplementary Agreement shall be governed by the relevant stipulations of the Capital Increase Agreement.

4.2   Any amendment, modification, waiver, rescission or termination in respect of this Supplementary Agreement shall be made by a written agreement signed by the Parties.

4.3   Unless otherwise provided herein, the relevant interpretation or abbreviation of the Capital Increase Agreement also applies to this Supplementary Agreement.

4.4   If any provision hereof is held illegal, invalid of unenforceable in whole or in part under the applicable laws, such illegal, invalid of unenforceable provision or part shall not be deemed as part of this Supplementary Agreement, but the legality, validity and enforceability of the remaining provisions of this Supplementary Agreement shall not be affected. The Parties shall negotiate to replace such provision that is deemed to be deleted from this Supplementary Agreement with a legal, valid and acceptable provision that comes closest to expressing the original intent of the Parties herein.

4.5   This Supplementary Agreement shall be made in Chinese and executed in twelve (12) counterparts. Each Party shall hold one (1) counterpart, and the remaining counterparts shall be kept by the Company, for use in the relevant approval, filing and registration procedures.

(End of text)

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Yao Fang Information Technology (Shanghai) Co., Ltd. (seal)

/s/ Seal of Yao Fang Information Technology (Shanghai) Co., Ltd.

By:	/s/ Qing Mou

Name:	Qing Mou

Title:	Legal representative

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Yao Wang Corporation Limited (seal)

/s/ Seal of Yao Wang Corporation Limited

By:	/s/ Gang Yu

Name:	Gang Yu

Title:	Authorized representative

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Ningbo Youkai Business Management Partnership (LP) (seal)

/s/ Seal of Ningbo Youkai Business Management Partnership (LP)

By:	/s/ Wenyong Zheng

Name:	Wenyong Zheng

Title:	Managing Partner

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP) (seal)

/s/ Seal of Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP)

By:	/s/ Weiguang Shou

Name:	Weiguang Shou

Title:	Authorized representative

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Ningbo Liangji Industrial Co., Ltd. (seal)

/s/ Seal of Ningbo Liangji Industrial Co., Ltd.

By:	/s/ Liping Ruan

Name:	Liping Ruan

Title:	Legal representative or authorized representative

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Zhenjiang Huixin Equity Investment Partnership (LP) (seal)

/s/ Seal of Zhenjiang Huixin Equity Investment Partnership (LP)

By:	/s/ Bo Wu

Name:	Bo Wu

Title:	Authorized representative

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Hezhou Hongshi Equity Investment Partnership (LP) (seal)

/s/ Seal of Hezhou Hongshi Equity Investment Partnership (LP)

By:	/s/ Zhengdong Ding

Name:	Zhengdong Ding

Title:	Managing Partner

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Yaoxing Business Management Partnership (LP) (seal)

/s/ Seal of Shanghai Yaoxing Business Management Partnership

By:	/s/ Ding Liu

Name:	Ding Liu

Title:	Managing Partner

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Yaoshu Business Management Partnership (LP) (seal)

/s/ Seal of Shanghai Yaoshu Business Management Partnership

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Managing Partner

[Signature Page to Capital Increase Agreement in respect of Yao Fang Information Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Xinjiang Junying Hongyin Investment Management Partnership (LP) (seal)

/s/ Seal of Xinjiang Junying Hongyin Investment Management Partnership (LP)

By:	/s/ Yang Yang

Name:	Yang Yang

Title:	Authorized representative